    1400 Toastmaster Drive, Elgin, Illinois 60120 (847) 741-3300 www.middleby.com
The Middleby Corporation Reports First Quarter Results
•Q1 2026 results exceeded high end of guidance range for revenue, Adj. EBITDA and Adj. EPS
•Organic sales growth of +8% in Commercial Foodservice and +25% in Food Processing
•Raises FY 2026 guidance; revenue growth of +4-6% in Commercial Foodservice and +4-7% in Food Processing
•Solid order growth of +39% and book-to-bill ratio of 1.09x for Food Processing over the trailing twelve months
•Food Processing Spin on track for July 6, 2026
•Repurchased 2.4 million shares (4.9% of equity) in Q1 2026 and 3.5 million shares (7.1% of equity) YTD 2026
FIRST QUARTER CONTINUING OPERATIONS HIGHLIGHTS
•Net Sales of $840 million increased 15% over prior year; 12% on organic basis
•Operating income of $133 million as compared to $130 million in prior year, includes $9.9 million for strategic transaction costs associated with the business portfolio transformation
•Adjusted EBITDA of $181 million as compared to $161 million in prior year
•Diluted GAAP EPS of $1.81 as compared to $1.56 in prior year
•Adjusted EPS of $2.16 as compared to $1.87 in prior year
•Q1 ending net leverage at 2.3x
Elgin, Ill, May 7, 2026 - The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice and food processing industries, today reported net earnings for the first quarter of 2026.
Tim FitzGerald, CEO of The Middleby Corporation said, “We delivered an extremely strong first quarter with outperformance at both segments relative to our expectations. Our Commercial Foodservice segment generated 8.1% organic growth, driven by continued double-digit growth with our dealer partners and better than expected performance with chains which returned to positive growth in the quarter. We’re particularly excited about the momentum in ice and beverage categories, where our strategic investments in recent years are allowing us to capitalize on emerging trends across the industry. Our Food Processing segment generated exceptional results with 25% organic growth, while backlog continued to grow, now standing at $416 million. In addition to our strong segment-level results, our aggressive capital allocation strategy continues, with over $520 million deployed in share repurchases so far in 2026, reducing our share count by approximately 7%, building on the 9% reduction achieved in 2025.”
FitzGerald concluded, “I am excited for what the next few months holds for Middleby. That starts today with sharing the excellent results we achieved across both segments and raising our guidance for the year. It continues next Tuesday during our Investor Day in New York as we lay out the vision for the exciting future ahead for both segments. Our portfolio transformation culminates with the planned July 6 separation into two pure-play standalone public companies, with a new and exciting chapter for both companies. Following this transaction, Middleby will operate as a focused Commercial Foodservice innovation leader with industry-leading 26% segment-level EBITDA margins, while Food Processing becomes an independent growth platform with segment-level margins over 20% and significant organic and acquisition expansion opportunities. We look forward to showcasing our long-term vision at our Investor Day next Tuesday as both companies unlock their full potential as independent leaders in their respective markets.”
2026 First Quarter Financial Results
All results presented are on a continuing operations basis.
•Net sales increased 15.0% in the first quarter over the comparative prior year period. Excluding the impacts of acquisitions and foreign exchange rates, sales increased 11.9% in the first quarter over the comparative prior year period.

•A reconciliation of organic net sales (a non-GAAP measure) by segment is as follows:

($ in millions)	Commercial Foodservice	Food Processing	Total Company
Net Sales	$615.5	$224.4	$839.9

Reported Net Sales Growth	9.4%	33.7%	15.0%
Acquisitions	—%	4.5%	1.0%
Foreign Exchange Rates	1.3%	4.2%	2.0%
Organic Net Sales Growth (1) (2)	8.1%	25.0%	11.9%

(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions and foreign exchange rates
(2) Totals may be impacted by rounding
•Adjusted EBITDA (a non-GAAP measure) was $180.6 million in the first quarter compared to $161.5 million in the prior year.
•A reconciliation of organic adjusted EBITDA (a non-GAAP measure) by segment is as follows:

($ in millions)	Commercial Foodservice	Food Processing	Total Company (1)
Adjusted EBITDA	$158.4	$41.4	$180.6

Adjusted EBITDA %	25.7%	18.5%	21.5%
Acquisitions	—%	(0.8)%	(0.2)%
Foreign Exchange Rates	(0.1)%	(0.1)%	(0.1)%
Organic Adjusted EBITDA % (2) (3)	25.8%	19.5%	21.8%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $19.2 million.
(2) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates.
(3) Totals may be impacted by rounding
•Operating cash flows during the first quarter amounted to $87.8 million compared to $137.3 million in the prior year. Operating cash flows also reflect $9.9 million for strategic transaction costs associated with the business portfolio transformation.
•The total leverage ratio per our credit agreements was 2.3x. The trailing twelve-month bank agreement pro-forma EBITDA was $781.2 million.
•Net debt, defined as debt less cash, at the end of the 2026 fiscal first quarter amounted to $1.7 billion as compared to $2.0 billion at the end of fiscal 2025. Our borrowing availability at the end of the first quarter was approximately $2.5 billion.
2026 Outlook
Management also provided the following expectations for the second quarter and full year 2026:

	2nd Qtr, 2026			Full Year 2026
	Commercial Foodservice	Food Processing	Total Company	Commercial Foodservice	Food Processing	Total Company
Net sales	$600-$620 M	$215-230 M	$815-850 M	$2.44-2.49 B	$915-945 M	$3.36-3.44 B
Growth	5%	3%	4%	5%	9%	6%
Organic Growth	3-7%	-5% to +2%		4-6%	4-7%
Adjusted EBITDA	$154-164 M	$45-49 M	$180-192 M	$645-668 M	$186-208 M	$758-790 M
Adjusted Earnings Per Share (1)			$2.27-2.39			$9.54-9.70

(1) FY 2026 Adjusted EPS expectation is the sum of the four quarters of Adjusted EPS, please reference earnings slides for further detail on guidance

Conference Call
The company has scheduled a conference call to discuss the first quarter results at 10 a.m. Eastern/9 a.m. Central Time on May 7th. The conference call is accessible through the Investor Relations section of the company website at www.middleby.com. If website access is not available, attendees can join the conference by dialing (844) 676-5090, or (412) 634-6754 for international access. The conference call will be available for replay from the company’s website.
Cautionary Statement Regarding Forward-Looking Statements
Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations with respect to our future performance and the outcome of our strategic review. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
The Middleby Corporation is a global leader in the foodservice industry. The company develops and manufactures a broad line of solutions used in commercial foodservice and food processing. Middleby showcases its advanced solutions in the Middleby Innovation Kitchens for commercial foodservice and industrial baking and protein Innovation Centers for food processing solutions.
Investor relations inquiries:
Rebecca Ellin
SVP of Investor Strategy and Corporate Development
rellin@middleby.com
Media inquiries:
Darcy Bretz
VP of Corporate Communications
dbretz@middleby.com
Kate Schneiderman
Managing Director, ICR
middleby@icrinc.com

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Three Months Ended
	1st Qtr, 2026	1st Qtr, 2025
Net sales	$839,908	$730,623
Cost of sales	516,718	438,045
Gross profit	323,190	292,578

Selling, general and administrative expenses	188,297	161,809
Restructuring expenses	1,539	1,248
Income from operations	133,354	129,521

Interest expense and deferred financing amortization, net	25,480	18,821
Net periodic pension benefit	(2,429)	(1,516)
Other (income)/expense, net	(2,621)	960
Earnings from continuing operations before income taxes	112,924	111,256

Provision for income taxes	27,640	26,193
Net earnings from continuing operations	85,284	85,063

(Loss)/earnings from discontinued operations, net of tax	(135,357)	7,289
Net (loss)/earnings	$(50,073)	$92,352

Net (loss)/earnings per share:
Basic from continuing operations	$1.81	$1.59
Basic from discontinued operations	(2.87)	0.14
Basic (loss)/earnings per share	$(1.06)	$1.72

Diluted from continuing operations	$1.81	$1.56
Diluted from discontinued operations	(2.87)	0.13
Diluted (loss)/earnings per share	$(1.06)	$1.69

Weighted average number of shares
Basic	47,232	53,594
Diluted	47,243	54,621

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)
(Unaudited)

	Apr 4, 2026	Jan 3, 2026
ASSETS

Cash and cash equivalents	$177,065	$222,239
Accounts receivable, net	608,028	573,039
Inventories, net	728,388	692,589
Prepaid expenses and other	97,786	111,176
Prepaid taxes	25,707	41,159
Current assets held for sale - discontinued operations	10,865	1,102,441
Total current assets	1,647,839	2,742,643
Property, plant and equipment, net	424,961	431,622
Goodwill	1,794,037	1,799,649
Other intangibles, net	1,044,998	1,061,192
Long-term deferred tax assets	7,390	8,209
Pension benefits assets	107,799	106,444
Equity method investment	155,293	—
Note receivable	84,186	—
Other assets	155,484	165,407
Total assets	$5,421,987	$6,315,166

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$44,154	$44,420
Accounts payable	215,386	206,666
Accrued expenses	571,051	574,810
Current liabilities held for sale - discontinued operations	8,199	242,335
Total current liabilities	838,790	1,068,231
Long-term debt	1,829,866	2,128,582
Long-term deferred tax liability	195,323	156,723
Accrued pension benefits	7,467	7,629
Other non-current liabilities	175,610	177,772
Stockholders' equity	2,374,931	2,776,229
Total liabilities and stockholders' equity	$5,421,987	$6,315,166

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION
(Amounts in 000’s, Except Percentages)
(Unaudited)

	Commercial Foodservice	Food Processing	Total Company (1)
Three Months Ended April 4, 2026
Net sales	$615,536	$224,372	$839,908
Segment income from continuing operations	$139,666	$34,365	$133,354
Income from continuing operations % of net sales	22.7%	15.3%	15.9%

Depreciation	7,244	3,705	11,500
Amortization	10,623	2,721	13,344
Restructuring expenses	689	(57)	1,539
Acquisition related adjustments	178	689	867
Strategic transaction costs	—	—	9,945
Stock compensation	—	—	10,074
Segment adjusted EBITDA from continuing operations (2)	$158,400	$41,423	$180,623
Adjusted EBITDA from continuing operations % of net sales	25.7%	18.5%	21.5%

Three Months Ended March 29, 2025
Net sales	$562,717	$167,906	$730,623
Segment income from continuing operations	$132,097	$23,510	$129,521
Income from continuing operations % of net sales	23.5%	14.0%	17.7%

Depreciation	6,630	2,891	10,346
Amortization	11,294	2,914	14,208
Restructuring expenses	1,137	111	1,248
Acquisition related adjustments	272	638	401
Strategic transaction costs	—	—	3,473
Stock compensation	—	—	2,288
Segment adjusted EBITDA from continuing operations	$151,430	$30,064	$161,485
Adjusted EBITDA from continuing operations % of net sales	26.9%	17.9%	22.1%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $19.2 million and $20.0 million for the three months ended April 4, 2026 and March 29, 2025, respectively.

(2) Foreign exchange rates favorably impacted Segment Adjusted EBITDA by approximately $2.4 million for the three months ended April 4, 2026.

THE MIDDLEBY CORPORATION
NON-GAAP INFORMATION
(Amounts in 000’s, Except Percentages)
(Unaudited)

	Three Months Ended
	1st Qtr, 2026		1st Qtr, 2025
	$	Diluted per share	$	Diluted per share
Net earnings from continuing operations	$85,284	$1.81	$85,063	$1.56
Amortization (1)	13,969	0.30	16,005	0.29
Restructuring expenses	1,539	0.03	1,248	0.02
Acquisition related adjustments	867	0.02	401	0.01
Net periodic pension benefit	(2,429)	(0.05)	(1,516)	(0.03)
Strategic transaction costs	9,945	0.21	3,473	0.06
Minority investment adjustments	(1,806)	(0.04)	—	—
Income tax effect of pre-tax adjustments	(5,411)	(0.12)	(4,608)	(0.08)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	—	—	0.04
Adjusted net earnings from continuing operations	$101,958	$2.16	$100,066	$1.87

Diluted weighted average number of shares	47,243		54,621
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—		(1,028)
Adjusted diluted weighted average number of shares	47,243		53,593

(1) Includes amortization of deferred financing costs and convertible notes issuance costs.
(2) Adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company's capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash. Given the settlement of the convertible notes in the third quarter of 2025 the weighted average number of shares will no longer require an adjustment in 2026.

	Three Months Ended
	1st Qtr, 2026	1st Qtr, 2025
Net Cash Flows Provided By (Used In):
Operating activities (1)	$87,812	$137,284
Investing activities (2)	556,527	(27,568)
Financing activities	(684,665)	(57,091)

Free Cash Flow
Cash flow from operating activities (1)	$87,812	$137,284
Less: Capital expenditures (3)	(7,939)	(26,463)
Free cash flow	$79,873	$110,821

(1) Includes strategic transaction costs associated with the business portfolio review of $9.9 million for the three months ended April 4, 2026.
(2) Includes proceeds from sale of 51% interest in Residential Kitchen Equipment Group, net of cash transferred, of $564.6 million for the three months ended April 4, 2026.
(3) Includes purchase of previously leased food processing manufacturing facility for the three months ended March 29, 2025.

USE OF NON-GAAP FINANCIAL MEASURES
The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.
The company believes that organic net sales growth, adjusted EBITDA, organic adjusted EBITDA, segment adjusted EBITDA, net debt, net leverage, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.
The company believes that free cash flow is an important measure of operating performance because it provides management and investors with a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.
The company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.